Exhibit 99.1

SWNB BANCORP, INC.

6901 Corporate Drive

Houston, Texas 77036

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby appoint [•] and [•], and either of them, with full power of substitution, to be my attorneys and proxies at the special meeting of stockholders of SWNB Bancorp, Inc. (the “Company”) to be held at the main office of Southwestern National Bank, 6901 Corporate Drive, Houston, Texas 77036, at [•]:00 [•].m., local time, on [•], [•], 2018, and to represent and vote, as designated below, all of the shares of common stock held of record by me as of the record date for the meeting, granting unto such attorneys and proxies, and to either of them and to their substitutes full power and authority to act for and in my name at the meeting and all adjournments thereof, if any, as follows:

1.	Proposal to approve the Agreement and Plan of Merger, dated as of May 18, 2018, by and between Hanmi Financial Corporation and SWNB Bancorp, Inc.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	Proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN

If properly executed and returned to the Company, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” each of the proposals described above. I hereby revoke any and all proxies with respect to such shares previously given by me and acknowledge receipt of the notice of special meeting of shareholders and the proxy statement of the board of directors relating to the meeting.

Instructions: Please sign your name exactly as it appears on your stock certificate. When signing in a representative capacity, please include title and authority. By executing this proxy, you are voting all of the shares of Company stock that you own as provided herein.

PLEASE COMPLETE, EXECUTE AND RETURN THE PROXY PROMPTLY.

DATE:             , 2018

Signature	Additional signature, if held jointly

Print name	Print name

(If signing as representative, print title.)